Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                                   FLEX CORP.

1.         The name of the corporation is Flex Corp.

2. The address of its registered office in the State of Delaware is 229 South State Street, in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.         Stock Structure.
           ---------------

(i) The aggregate number of shares which the corporation is authorized to issue is 20,000,000 shares, of which 15,000,000 shares of the par value of $0.01 shall be designated as "Common Stock", 3,000,000 of the par value of $0.01 shall be designated as "Class B Common Stock" and 2,000,000 of the par value of $0.01 shall be designated as "Preferred Stock".

(ii) The Board of Directors has the authority, without first obtaining approval of the stockholders of the corporation, or any class thereof:

           (a) To grant rights or options to subscribe for or purchase, and issue, shares of authorized and unissued stock of the corporation of any class now or hereafter authorized, to any persons, including officers and directors of the corporation, upon such terms and conditions as the Board may deem appropriate.

           (b) To make distributions to its stockholders out of its capital surplus, and to purchase its own shares out of its unreserved and unrestricted capital surplus, upon such terms as the Board may deem appropriate.

           (c) To the extent permitted by the applicable laws of the State of Delaware, to guarantee or assume liability for the payment of the principal of, or dividends or interest on, or sinking fund payments in respect to, stocks, bonds, debentures, warrants, rights, scrip, notes, evidences of indebtedness, or other securities or obligations of any kind by whomsoever issued: and to the extent permitted by law, to guarantee or assume liability for the performance of any other contract or obligation, made or issued by any domestic or foreign corporation, partnership, association, trustee, group, individual or entity.



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

(iii) No holder of shares of the corporation of any class now or hereafter authorized has any preferential or pre-emptive right to subscribe for, purchase or receive any shares of the corporation of any class now or hereafter authorized, or any options or warrants for such shares, which may at any time be issued, sold or offered for sale by the corporation.

(iv) No holder of shares of the corporation of any class now or hereafter authorized shall be entitled to cumulative voting.

(v) The Board of Directors, by resolution adopted and filed in the manner provided by law, has the authority to establish one or more series of Class B Common Stock and to fix the powers, preferences, rights and limitations of such class or series.

(vi) The Board of Directors, by resolution adopted and filed in the manner provided by law, has the authority to establish one or more series of Preferred Stock and to fix the powers, preferences, rights and limitations of such class or series.

5A.        The name and mailing address of the incorporator are as follows:


                 NAME                               MAILING ADDRESS
                 ----                               ---------------

           Timothy M. Heaney                        1100 International Centre
                                                    900 Second Avenue South
                                                    Minneapolis, MN 55402

5B. The name and mailing address of each person who is to serve as a director until the first annual meeting of stockholders or until a successor is elected and qualified, as follows:

                 NAME                               MAILING ADDRESS
                 ----                               ---------------

           Marno M. McDermott, Jr.                  3657 Briar Park, Suite 111
                                                    Houston, TX 77042

           Peter R. Peterson                        6005 Erin Terrace
                                                    Edina, MN 55435

           John R. Stephens                         2116 IDS Center
                                                    Minneapolis, MN 55401

           The corporation shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of



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

           duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any bylaw, agreement, vote of stockholders, or otherwise.

           To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

6.         The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the corporation.

8. Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

           Meetings of stockholders may be held at the corporation's principal offices or as the Bylaws may otherwise provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

           Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of
           Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.



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

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly, have hereunto set my hand this 6th day of November, 1986.


                                /s/ Timothy M. Heaney
                                -----------------------------------------
                                Timothy M. Heaney



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


                                                                  Exhibit 3.(i)2

            CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION
                                       OF
                                   FLEX CORP.

           Flex Corp., a corporation organized and existing under and by virtue of the Delaware General Corporation Law, DOES HEREBY CERTIFY:

           FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, adopted a resolution proposing and declaring advisable amendments of Article 1 and Section (i) of Article 4 of the Certificate of Incorporation of said corporation to read as follows:

           "1.       The name of the corporation is Lund Enterprises, Inc.";

           "(i) The aggregate number of shares which the corporation is authorized to issue is 30,000,000 shares, of which 25,000,000 shares of the par value of $0.10 shall be designated as `Common Stock', 3,000,000 of the par value of $0.01 shall be designated as `Class B Common Stock' and 2,000,000 of the par value of $0.01 shall be designated as `Preferred Stock'."

           SECOND: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the Delaware General Corporation Law.

           IN WITNESS WHEREOF, said Flex Corp. has caused this Certificate to be signed by its President and attested by its Secretary this 28th day of October, 1987.

                                  FLEX CORP.


                               By /s/ John R. Stevens
                                  ---------------------------------------
                                  Its President

Attest:


/s/ Helen M. Larson
-------------------------------
Its Secretary

(No Corporate Seal)

                                                                  Exhibit 3.(i)3

            CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION
                                       OF
                             LUND ENTERPRISES, INC.

           Lund Enterprises, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

           FIRST: That the Board of Directors of said corporation adopted a resolution proposing and declaring advisable an amendment of Article 1 of the Certificate of Incorporation of said corporation to read as follows:

           "1. The name of the corporation is Lund International Holdings, Inc."

           SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

           IN WITNESS WHEREOF, said Lund Enterprises, Inc. has caused this Certificate to be signed by its President and attested by its Secretary this 10th day of October, 1989.

                                  LUND ENTERPRISES, INC.


                               By /s/ W. J. McMahon
                                  ------------------
                                  Its President

Attest:


/s/ John T. Kubinski
--------------------
Its Secretary




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


                                                                  Exhibit 3.(i)4
                                     BYLAWS
                                       OF
                                   FLEX CORP.

                                   ARTICLE 1.

                                     OFFICES

           1.1) Offices. The registered office of the corporation shall be located at 229 South State Street, in the City of Dover, County of Kent, State of Delaware. The corporation may also have offices and places of business at such other places, within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE 2.

                            MEETINGS OF STOCKHOLDERS

           2.1) Time and Place. The annual meeting and all special meetings of stockholders may be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

           2.2) Annual Meetings. The annual meeting of stockholders shall be held on such day of such month of each year (other than a Saturday, Sunday or holiday) as shall be determined by the Board of Directors or, if the Board shall fail to act, by the President. At the annual meeting the stockholders, voting as provided in the Certificate of Incorporation; shall elect directors and shall transact such other business as may properly be brought before the meeting.

           2.3) Special Meetings. Special meetings of the stockholders entitled to vote shall be called by the Secretary at any time upon request of the Chairman of the Board, the President or the Board of Directors (acting upon majority vote) or upon request by stockholders holding ten percent (10%) or more of the voting power of the stockholders.

           2.4) Notice. Written notice of the place, date and hour of any annual or special meeting of stockholders shall be given personally or by mail to each stockholder entitled to vote thereat, at his address as shown by the books of the corporation, not less than ten (10) nor more than sixty (60) days prior to the meeting. Notice of any special meeting shall state the purpose or purposes for which the meeting is called. Attendance at a meeting by any stockholder, without objection in writing by him, shall constitute his waiver of notice of such meeting.

           2.5) Quorum and Adjourned Meetings. The holders of a majority of all shares outstanding and entitled to vote, represented either in person or by proxy, shall constitute a quorum for the transaction of business at any annual or special meeting of the stockholders. In case a quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be




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

present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

           2.6) Voting. At each meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the Certificate of Incorporation, each stockholder of record shall be entitled to one (1) vote for each share of stock having voting power standing in his name on the books of the corporation. All elections shall be determined by a plurality vote, and, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all other matters shall be determined by vote of a majority of the shares present or represented at such meeting and voting on such questions.

           2.7) Record Date. The Board of Directors may fix a time, not more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed.

           2.8) Order of Business. The suggested order of business at the annual meeting and, to the extent appropriate, at all other meetings of the stockholders shall, unless modified by the presiding chairman, be:

           (a)       Call of roll
           (b)       Proof of due notice of meeting or waiver of notice
           (c)       Determination of existence of quorum
           (d)       Reading and disposal of any unapproved minutes
           (e)       Annual reports of officers and committees
           (f)       Election of directors .
           (g)       Unfinished business
           (h)       New business
           (i)       Adjournment.


                                   ARTICLE 3.

                                    DIRECTORS

           3.1) Number, Qualification and Term of Office. At each annual meeting the stockholders shall determine the number of directors. The number of directors shall be fixed initially by the incorporator or the stockholders and thereafter such number may be increased by the stockholders or by the Board of Directors or may be decreased by the stockholders in any event or, in the event of any vacancy or vacancies, by the Board of Directors to eliminate such vacancies. Any decrease in such number by the stockholders shall have the effect of terminating the term of office of all directors unless the effect of such decrease is merely to eliminate a vacancy or vacancies. If such decrease terminating the term of office of all directors is effected at a meeting of stockholders, a new Board shall be elected at such meeting. Each director shall hold office until the annual meeting held next after his election and until his successor shall have been elected and qualified, until he shall resign or until he shall have been removed by the stockholders in the manner provided by law.

           3.2) Vacancies on Board of Directors. If a vacancy on the Board of Directors occurs by reason of death, resignation, removal or otherwise or if a newly created directorship results from an increase in the number of directors, such vacancy may be filled for the unexpired term by a majority of the directors then in office or by the sole remaining director, although less than a quorum exists. Each person so elected shall be a director until his successor is elected by the stockholders, who may make such election at their next annual meeting or any special meeting duly called for that purpose.

           3.3) Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business; provided, however, that if any vacancies exist by reason of death, resignation, removal or otherwise, a majority of the remaining directors shall constitute a quorum for the purpose of filling of such vacancies.

           3.9) First Meeting. As soon practicable after each annual election of directors, the Board of Directors shall meet for the purpose of organization, election or appointment of officers of the corporation, and transaction of other business, at such time and place as shall be announced at the annual meeting of stockholders, and no further notice of such meeting need be given. If no such announcement of the time and place of the meeting is so made, the first meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings or in a waiver of notice signed by all the directors.

           3.5) Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as may from time to time be determined by the Board. No notice need be given of any regular meeting.

           3.6) Special Meetings. Special meetings of the Board of Directors may be held at such time and place as may be designated in the notice or the waiver of notice of the meeting. Special meetings of the Board may be called by the Chairman of the Board, the President, by any two (2) directors, or by any one
(1) director when there are two (2) directors or less then serving. Unless notice shall be waived by all directors, notice of any special meeting (including a statement of the purposes thereof) shall be given to each director at least twenty-four (24) hours in advance of the meeting if oral or, two (2) days in advance of the meeting if by mail, telegraph or other written communication; provided, however, that meetings may be held without waiver of notice from or giving notice to any director while he is in the armed forces of the United States or outside the continental limits of the United States. Attendance at a meeting by any director, without objection in writing by him, shall constitute his waiver of notice of such meeting.

           3.7) Compensation. Directors and members of any committee of the Board shall receive only such compensation therefor as may be determined from time to time by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving proper compensation therefor.

           3.8) Committees of the Board. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each to consist of one or more of the directors, each of which, to the extent provided in such resolution, shall have and may exercise the authority of the Board in the management of the business of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent of disqualified member.

           3.9) Order of Business. The suggested order of business at any meeting of the Board of Directors shall, to the extent appropriate and unless modified by the presiding chairman, be:

            (a)       Roll call
            (b) Proof of due notice of meeting or waiver of notice, or unanimous presence and declaration by President
            (c)       Determination of existence of quorum
            (d)       Reading and disposal of any unapproved minutes
            (e)       Reports of officers and committees
            (f)       Election of officers
            (g)       Unfinished business
            (h)       New business
            (i)       Adjournment.



                                   ARTICLE 4.

                                    OFFICERS

           4.1) Number and Designation. The Board of Directors shall elect a President, a Secretary and a Treasurer, and may elect or appoint a Chairman of the Board, one or more Vice Presidents and such other officers and agents as it may from time to time determine.

           4.2) Election, Term of Office and Qualifications. At each annual meeting of the Board of Directors, the Board shall elect the officers provided for in Section 4.1 and such officers shall hold office until the neat annual meeting of the Board or until their successors are elected or appointed and qualify; provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the entire Board of Directors (without prejudice, however, to any contract rights of such officer).

           4.3) Vacancies in Offices. If there be a vacancy in any office of the corporation, by reason of death, resignation, removal or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors at any regular or special meeting.

           4.4) Chairman of the Board. The Board of Directors may, in its discretion, elect one of its number as Chairman of the Board. Unless the Board shall otherwise decide, the Chairman shall preside at all meetings of the stockholders and of the Board and shall exercise general supervision and direction over the more significant matters of policy affecting the affairs of the corporation, including particularly its financial and fiscal affairs. The Chairman of the Board may call a meeting of the Board whenever he deems it advisable.

           4.5) President. The president shall have general active management of the business of the corporation. In the absence of the Chairman of the Board, he shall preside at all meetings of the stockholders and Board of Directors. He shall be the chief executive officer of the corporation and shall see that all orders and resolutions are carried into effect. He shall be ex officio a member of all standing committees and shall perform all duties usually incident to the office of President and such other duties as may from time to time be assigned to him by the Board.

           4.6) Vice President. Each Vice President shall have such powers and shall perform such duties as may be specified in these Bylaws or prescribed by the Board of Directors. In the event of absence or disability of the President, the Board of Directors may designate a Vice President or Vice Presidents to succeed to the powers and duties of the President.

           4.7) Secretary. The Secretary shall be secretary of and shall attend all meetings of the stockholders and Board of Directors. He shall act as clerk and shall record all the proceedings of such meetings in the minute book of the corporation. He shall give proper notice of meetings of stockholders and directors. He may, with the Chairman of the Board, President or vice President, sign all certificates representing shares of the corporation and shall perform the duties usually incident to his office and such other duties as may be prescribed by the Board of Directors from time to time.

           4.8) Treasurer. The Treasurer shall keep accurate accounts of all moneys of the corporation received or disbursed, and shall deposit all moneys, drafts and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time. He shall have power to endorse for deposit the funds of the corporation as authorized by the Board of Directors. He shall render to the Chairman of the Board, President and the Board of Directors, whenever required, an account of all of his transactions as Treasurer and statements of the financial condition of the corporation, and shall perform the duties usually incident to his office and such other duties as may be prescribed by the Board of Directors from time to time.

           4.9) Other Officers. The Board of Directors may appoint one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers, agents and employees as the Board may deem advisable. Each officer, agent or employee so appointed shall hold office at the pleasure of the Board and shall perform such duties as may be assigned to him by the Board, Chairman of the Board or President.

                                   ARTICLE 5.

                                 INDEMNIFICATION

           5.1) Indemnification of Directors and Officers. Each person who at any time is, or shall have been, a director or officer of the corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, a director or officer of the corporation, or served at the request of the corporation as a director, officer, employee, trustee or agent of any other corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent provided under Section 145 of the General Corporation Law of the State of Delaware, and the corporation shall have the power to purchase and maintain insurance on behalf of any such person as permitted under Subsection (g) thereof. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director or officer may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.


                                   ARTICLE 6.

                            SHARES AND THEIR TRANSFER

           6.1) Certificates of Stock. Every owner of stock of the corporation shall be entitled to a certificate, in such form as the Board of Directors may prescribe, certifying the number of shares of stock of the corporation owned by him. The certificates for such stock shall be numbered (separately for each class) in the order in which they shall be issued and shall be signed in the name of the corporation by the Chairman of the Board, President or a Vice President, and by the Secretary, Assistant Secretary, Treasurer, Assistant Treasurer or any other proper officer of the corporation thereunto authorized by the Board of Directors. Signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation. Certificates on which a facsimile signature of a former officer appears may be issued with the same effect as if he were such officer on the date of issue.

           6.2) Stock Record. As used in these Bylaws, the term "stockholder" shall mean the person, firm or corporation in whose name outstanding shares of capital stock of the corporation are currently registered on the stock record books of the corporation. A record shall be kept of the name of the person, firm or corporation owning the stock represented by such certificates respectively, the respective dates thereof and, in the case of cancellation, the respective dates of cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled (except as provided for in Section 6.4 of this Article 6) .

           6.3) Transfer of Shares. Transfer of shares on the books of the corporation may be authorized only by the stockholder named in the certificate (or his legal representative or duly authorized attorney-in-fact) and upon surrender for cancellation of the certificate or certificates for such shares. The stockholder in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided, that when any transfer of shares shall be made as collateral security and not absolutely, such fact, if known to the Secretary of the corporation or to the transfer agent, shall be so expressed in the entry of transfer.

           6.4) Lost Certificates. Any stockholder claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the directors so require, give the corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board of at least double the value, as determined by the Board, of the stock represented by such certificate in order to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.

           6.5) Treasury Stock. Treasury stock shall be held by the corporation subject to disposal by the Board of Directors in accordance with the Certificate of incorporation and these Bylaws, and shall not have voting rights nor participate in dividends.

           6.6) Inspection of Books by Stockholders. Stockholders shall be permitted to inspect the books of the corporation for any proper purpose at all reasonable times.


                                   ARTICLE 7.

                                GENERAL PROVISION

           7.1) Dividends. Subject to the provisions of the Certificate of Incorporation and of these Bylaws, the Board of Directors may declare dividends from the net earnings or net assets of the corporation available for dividends whenever and in such amounts as, in its opinion, the condition of the affairs of the corporation shall render it advisable.

           7.2) Surplus and Reserves. Subject to the provisions of the Certificate of Incorporation and of these Bylaws, the Board of Directors in its discretion may use and apply any of the net earnings or net assets of the corporation available for such purpose to purchase or acquire any of the shares of the capital stock of the corporation in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, or from time to time may set aside from its net assets or net earnings such sums as it, in its absolute discretion, may think proper as a reserve fund to meet contingencies, for the purpose of maintaining or increasing the property or business of the corporation, or for any other purpose it may think conducive to the best interests of the corporation.

           7.3) Fiscal Year. The fiscal year of the corporation shall be established by the Board of Directors.

           7.4) Audit of Books and Accounts. The books and accounts of the corporation shall be audited at least once in each fiscal year or at such times as may be ordered by the Board of Directors.

           7.5) Seal. The corporation shall have such corporate seal or no corporate seal as the Board of Directors shall from time to time determine.

           7.6) Securities of Other Corporations.

                (a) Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the corporation (i) to attend and to vote at any meeting of security holders of other companies in which the corporation may hold securities; (ii) to execute any proxy for such meeting on behalf of the corporation and (iii) to execute a written action in lieu of a meeting of such other company on behalf of this corporation. At such meeting, by such proxy or by such writing in lieu of meeting, the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation might have possessed and exercised if it had been present. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

                (b) Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber any and all securities of any other company owned by the corporation and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

                                   ARTICLE 8.

                                    MEETINGS

           8.1) Waiver of Notice. Whenever any notice whatever is required to be given by these Bylaws, the Certificate of Incorporation or any of the laws of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the actual required notice.

           8.2) Participation by Conference Telephone. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear and communicate with each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting. The place of the meeting shall be deemed to be the place of origination of the conference telephone call or similar communication technique.

           8.3) Consents. Any action of the stockholders, the Board of Directors or any committee of the Board which may be taken at a meeting thereof, may be taken without a meeting if



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

authorized by a writing signed by all of the holders of shares who would be entitled to vote upon the action at a meeting for such purpose, by all of the directors, or by all of the members of such committee, as the case may be; provided, however, that the foregoing shall not be construed to alter or modify any provision of law oz the Certificate of incorporation pursuant to which the written consent of holders of less than all outstanding shares is sufficient for corporate action by stockholders.



                                   ARTICLE 9.

                                   AMENDMENTS

           9.1) Power to Amend. The Board of Directors shall have power to amend, repeal or adopt Bylaws at any regular meeting or at any special meeting called for that purpose, subject to the power of the stockholders to change or repeal such Bylaws and subject to any other limitations on such authority of the Board provided by the General Corporation Law of Delaware.

           The undersigned, Helen Larson, Secretary of Flex Corp., hereby certifies that the foregoing Bylaws were duly adopted as the Bylaws of the corporation by the first Board of Directors on November 11, 1986.

                                            /s/ Helen Larson
                                            -----------------------------------
                                            Helen Larson, Secretary





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